Exhibit 99.1

Apple REIT Six

Hilton
Garden Inn

JUNE 30, 2011

APPLE REIT SIX 2011 SECOND QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

I am pleased to report that for the first six months of 2011, operations among the 66 hotels that comprise the Apple REIT Six, Inc. portfolio showed signs of improvement as compared to the same period of 2010. As hotel operations continue to improve, I am optimistic that 2011 will continue to be a good year for the Company and I remain confident in our long-term success.

The Apple REIT Six portfolio of hotels, with a combined total of 7,658 guestrooms, is diversified across 18 states and represents some of the leading brands in the hotel industry. For the three-and six-month periods ending June 30, 2011, our hotels reported an average occupancy of 75 percent and 72 percent, average daily rate (ADR) of $111 and $109, and revenue per available room (RevPAR) of $83 and $78, respectively. Although the average occupancy during the second quarter of this year was in-line with results for the same period last year, ADR increased by approximately six percent driving a RevPAR increase of approximately six percent as compared to similar results for the three-month period ending June 30, 2010. Nightly rates at our hotels can be adjusted frequently, allowing our management teams the ability to drive rates while remaining competitive within our markets and responding to fluctuating economic conditions.

Funds from operations (FFO) for the second quarter of 2011 totaled $21.5 million, or $0.24 per share, up approximately 10 percent as compared to FFO achieved during the same period in 2010 of $19.6 million, or $0.21 per share. For the six-month period ending June 30, 2011, FFO totaled $38.8 million, or $0.42 per share, up approximately 11 percent as compared to FFO for the same period last year of $35.0 million, or $0.38 per share. Since the time of the Company’s first distribution payment, we have distributed approximately $492.6 million in shareholder distributions, or approximately $6.24 per share to those who have been shareholders of the Company since the time of the initial closing. I am pleased to report that beginning with your July 15, 2011 distribution payment, our annualized distribution rate increased from $0.77 per share to $0.79 per share.

The Company continually monitors the profitability of our hotels in an effort to maximize shareholder value. Based on changing market conditions, the Company sold the Tempe, Arizona TownePlace Suites® by Marriott® and the SpringHill Suites® by Marriott® in June of this year. The Company intends to redirect the capital to higher returning assets. The operating results for these properties have been included in discontinued operations in our financial statements.

Since Apple REIT Six’s beginning in 2004, our team has diligently worked to protect your investment while providing you with attractive distributions. In light of recent negative media attention, during the second quarter of this year, the Company received an increase in requests for the redemption of shares through our Unit Redemption Program at the purchase price paid per Unit. As contemplated in the program, the Company redeemed those Units on a pro-rata basis, paying a total of approximately $8 million. Our long-term goal has always been to maximize shareholder value and over time provide a possibility of liquidity. The Company continues to review our various strategic alternatives, including a possible sale, listing or merger, and we believe conditions within the hotel industry and lending markets make now an advantageous time to pursue such options. A transaction of this magnitude is complex and could take a substantial period of time to accomplish. Details regarding this process will be made public if our Board of Directors approves a specific alternative or has other reason to comment.

With debt levels well below industry averages, at approximately seven percent of our total initial capitalization, and steady improvement across key hotel performance indicators since the beginning of this year, I believe Apple REIT Six is well-poised to benefit as market conditions continue to improve.

Sincerely,
Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2011	Three months ended June 30, 2010	Six months ended June 30, 2011	Six months ended June 30, 2010

REVENUES
Room revenue	$57,820	$54,692	$108,589	$101,658
Other revenue	4,140	3,651	7,898	7,116
Reimbursed expenses	1,824	1,636	3,648	3,268

Total revenue	$63,784	$59,979	$120,135	$112,042

EXPENSES
Direct operating expense	$15,521	$14,719	$29,889	$28,117
Other hotel operating expenses	22,578	21,768	43,805	41,956
Reimbursed expenses	1,824	1,636	3,648	3,268
General and administrative	1,455	1,405	2,700	2,442
Depreciation	8,600	7,685	16,457	15,316
Interest expense, net	1,068	965	1,957	1,874

Total expenses	$51,046	$48,178	$98,456	$92,973

NET INCOME
Income from continuing operations	$12,738	$11,801	$21,679	$19,069
Income from discontinued operations	156	(7)	671	382

Net income	$12,894	$11,794	$22,350	$19,451

Income from continuing operations per share	$0.14	$0.13	$0.23	$0.21
Income from discontinued operations per share	—	—	$0.01	—

Net Income per share	$0.14	$0.13	$0.24	$0.21

FUNDS FROM OPERATIONS (A)
Net income	$12,894	$11,794	$22,350	$19,451
Depreciation of real estate owned	8,600	7,816	16,457	15,578

Funds from operations	$21,494	$19,610	$38,807	$35,029

FFO per share	$0.24	$0.21	$0.42	$0.38

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,338	91,339	91,347	91,351

OPERATING STATISTICS
Occupancy from continuing operations	75%	75%	72%	71%
Average daily rate from continuing operations	$111	$105	$109	$103
RevPAR from continuing operations	$83	$78	$78	$73
Number of continuing hotels	66	66
Dividends per share	$0.19	$0.19	$0.39	$0.41

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)		June 30, 2011		December 31, 2010

ASSETS
Investment in real estate, net		$755,526		$764,557
Hotels held for sale				10,755
Other assets		20,189		12,901

Total assets		$775,715		$788,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$63,461		$63,736
Other liabilities		4,642		4,706

Total liabilities		68,103		68,442
Total shareholders’ equity		707,612		719,771

Total liabilities & shareholders’ equity		$775,715		$788,213

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2011 and the results of operations for the interim periods ended June 30, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver (2)
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Lake Mary, Orange Park, Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street Richmond, Virginia 23219 (804) 344-8121 (804) 344-8129 FAX www.applereitsix.com

INVESTOR INFORMATION
For additional information about the company, please contact: Kelly Clarke, Director of Investor Services 804-727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 66 hotels, containing a total of 7,658 guestrooms in 18 states.

MISSION

Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HILTON GARDEN INN, FREDRICKSBURG, VA

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

BOULDER Marriott

COURTYARD, TUSCALOOSA, AL; SPRINGHILL SUITES, ARLINGTON, TX; RESIDENCE INN, FORT WORTH, TX; MARRIOTT, BOULDER, CO; COURTYARD, LAKE MARY, FL; HILTON GARDEN INN, TALLAHASSEE, FL.